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                                                                   EXHIBIT 10.39

                           CHANGE OF CONTROL AGREEMENT

      THIS AGREEMENT made as of March 16, 1998 by and between PACIFIC GULF PROPERTIES INC., a Maryland corporation (the "COMPANY"), and ______ (the "EXECUTIVE").

                                   WITNESSETH

      WHEREAS, the Board of Directors of the Company (the "BOARD") recognizes that the possibility of a Change of Control (as hereinafter defined) exists and that the threat or the occurrence of a Change of Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

      WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of Executive in the event of a threat or occurrence of a Change of Control and to ensure Executive's continued dedication and efforts in such event without undue concern for personal financial and employment security; and

      WHEREAS, in order to induce Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change of Control, the Company desires to enter into this Agreement with Executive to provide Executive with certain benefits in the event Executive's employment is terminated as a result of, or in connection with, a Change of Control and to provide Executive with certain other benefits whether or not Executive's employment is terminated.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

      1. TERM OF AGREEMENT. This Agreement shall commence as of the date hereof and shall continue in effect until December 31, 2000; provided, however, that on December 31, 2000 and on each anniversary thereof, the term of this Agreement shall automatically be extended for one year unless either the Company or Executive shall have given written notice to the other prior thereto that the term of this Agreement shall not be so extended; provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of 24 months after the occurrence of a Change of Control.

      2. DEFINITIONS.

            2.1. "ACCRUED COMPENSATION" shall mean an amount that shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation and sick leave pay (to the extent provided by Company policy or


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applicable law) and (iv) bonuses and incentive compensation (other than the "Pro
Rata Bonus" (as hereinafter defined)).

            2.2. "BASE AMOUNT" shall mean the greater of (a) Executive's annual base salary, plus any auto allowance, at the rate in effect immediately prior to the Change of Control and (b) Executive's annual base salary, plus any auto allowance, at the rate in effect on the Termination Date, and shall include all amounts of Executive's base salary that are deferred under any other agreement or arrangement with the Company.

            2.3. "BONUS AMOUNT" shall mean Executive's annual bonus for the fiscal year immediately preceding the fiscal year in which a Change of Control has occurred.

            2.4.  "CAUSE"

                  (a) For purposes of this Agreement, except as set forth in
            Section 2.4(b) below, a termination of employment is for "CAUSE" if Executive has been convicted of a felony involving moral turpitude or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that Executive (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from Executive's death or incapacity due to physical or mental illness or from Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to Executive specifying the manner in which Executive has failed substantially to perform; or (ii) intentionally engaged in conduct that is demonstrably and materially injurious to the Company; provided, however, that no termination of Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to Executive written notice setting forth that Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail and (y) Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of Executive's counsel if Executive so desires). Neither an act nor a failure to act, on Executive's part, shall be considered "intentional" unless Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by Executive after a Notice of Termination is given by Executive shall constitute Cause for purposes of this Agreement.

                  (b) In the event a written employment agreement is in place between Executive and the Company, the definition of "Cause" set forth in such employment agreement shall apply for all purposes of this Agreement in lieu of the provisions of Section 2.4(a).


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            2.5.  "CHANGE OF CONTROL" shall mean any of the following events:

                  (a) An acquisition (other than directly from the Company) of any voting securities (the "VOTING SECURITIES") of the Company by any "PERSON" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT")), immediately after which such Person has "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change of Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition of Voting Securities of the Company by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interests is owned directly or indirectly by the Company (a "SUBSIDIARY"), (ii) the Company or any Subsidiary or
            (iii) any Person as a result of a "Non-Control Transaction" (as hereinafter defined).

                  (b) The individuals who, as of the date hereof, are members of the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially became a director on the Board as a result of either an actual or threatened "ELECTION CONTEST" (as described in Rule 14a-11 promulgated under the 1934
            Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "PROXY CONTEST") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c) Approval by stockholders of the Company of:

                        (i) A merger, consolidation or reorganization involving
                  the Company, unless, after giving effect to such merger, consolidation or reorganization, all of the following criteria are met:

                              (A) the stockholders of the Company, as
                        constituted immediately prior to such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "SURVIVING CORPORATION") in substantially the same proportion as their ownership of the Voting Securities of the


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                        Company immediately prior to such merger, consolidation
                        or reorganization;

                              (B) the individuals who were members of the
                        Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the entity whose Voting Securities are held directly by the former stockholders of the Company in satisfaction of the criterion set forth in Section 2(c)(i)(A) above; and

                              (C) no Person (other than the Company, any
                        Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities of the Company) owns, directly or indirectly, fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                        A merger, consolidation or reorganization meeting all of the criteria set forth in clauses (A) through (C) of this Section 2.5(c)(i) is herein referred to as a "NON-CONTROL TRANSACTION;"

                        (ii) A complete liquidation or dissolution of the
                  Company; or

                        (iii) An agreement for the sale or other disposition of
                  all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

            Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of by the Company of its own Voting Securities which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition by the Company of its own Voting Securities, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities of the Company that increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

                  (d) Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated prior to a Change of Control and Executive reasonably demonstrates that such termination (i) was at the request of a


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           third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control (a "THIRD PARTY") or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control that actually occurs, then for all purposes of this Agreement, the date of a Change of Control with respect to Executive shall mean the date immediately prior to the date of such termination of Executive's employment.

            2.6. "COMPANY" shall mean Pacific Gulf Properties Inc., a Maryland corporation, and shall also include the Company's "Successors and Assigns" (as hereinafter defined).

            2.7.  "DISABILITY"

                  (a) Except as set forth in Section 2.7(b) below, "DISABILITY"
            shall mean a physical or mental infirmity that impairs Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days and Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

                  (b) In the event a written employment agreement is in place between Executive and the Company, the definition of "Disability" set forth in such employment agreement shall apply for all purposes of this Agreement in lieu of the provisions of Section 2.7(a).

            2.8.  "GOOD REASON"

                  (a) Subject to Section 2.8(b), "GOOD REASON" shall mean the occurrence after a Change of Control of any of the events or conditions described in subsections (i) through (viii) hereof:

                        (i) a change in Executive's status, position or
                  responsibilities (including reporting responsibilities) that, in Executive's reasonable judgment, represents a substantial adverse change from his status, position or responsibilities as in effect at any time within 90 days preceding the date of a Change of Control or at any time thereafter; the assignment to Executive of any duties or responsibilities that, in Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within 90 days preceding the date of a Change of Control or at any time thereafter; or any removal of Executive from or failure to reappoint or reelect Executive to any of such offices or positions held prior to the Change of Control, except in connection with the termination of Executive's employment for Disability, Cause, as a result of his death or by Executive other than for Good Reason;

                        (ii) a reduction in Executive's base salary or any
                  failure to pay Executive any compensation or benefits to which Executive is entitled within five days of notice from Executive of such non-payment;


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                        (iii) the Company's requiring Executive to be based at
                  any place outside a 30-mile radius from Newport Beach, California, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Change of Control;

                        (iv) the failure by the Company to provide Executive
                  with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which Executive was participating at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter;

                        (v) the insolvency or the filing (by any party,
                  including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                        (vi) any material breach by the Company of any provision
                  of this Agreement;

                        (vii) any purported termination of Executive's
                  employment for Cause by the Company which does not comply with the terms of Section 2.4; or

                        (viii) the failure of the Company to obtain an
                  agreement, satisfactory to Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 7 hereof.

                  (b) Any event or condition described in Section 2.8(a) that occurs prior to a Change of Control but that Executive reasonably demonstrates (i) was at the request of a Third Party, or (ii) otherwise arose in connection with, or in anticipation of, a Change of Control that actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change of Control.

                  (c) Executive's right to terminate his employment pursuant to this Section 2.8 shall not be affected by his incapacity due to a Disability.

            2.9. "NOTICE OF TERMINATION" shall mean a written notice of termination, following a Change of Control, from the Company of Executive's employment, which notice indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

            2.10. "PRO RATA BONUS" shall mean an amount equal to the Bonus Amount multiplied by a fraction, the numerator of which is the number of days in the Company's fiscal year in which Executive's employment terminates through the Termination Date and the denominator of which is 365.


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            2.11. "SUCCESSORS AND ASSIGNS" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company, whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

            2.12. "TERMINATION DATE" shall mean (a) in the case of Executive's death, his date of death, (b) in the case of Good Reason, the last day of his employment and (c) in all other cases, the date specified in the Notice of Termination; provided, however, that if Executive's employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be the 30th day after receipt of the Notice of Termination by Executive, provided that Executive shall not have returned to the full-time performance of his duties within 30 days after such receipt.

            2.13 "THIRD PARTY" shall have the meaning set forth in Section
2.5(d).

      3. TERMINATION OF EMPLOYMENT. If, during the term of this Agreement, Executive's employment with the Company shall be terminated within twenty-four months (24) following a Change of Control, Executive shall be entitled to the following compensation and benefits:

            (a) If Executive's employment with the Company shall be terminated
      (i) by the Company for Cause or Disability, (ii) by reason of Executive's death or (iii) by Executive other than for Good Reason, the Company shall pay to Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus; provided, however, if an employment agreement is in existence between the Company and/or any of its affiliates and Executive on the Termination Date, the Company and/or its affiliates, as the case may be, shall pay to Executive any amounts owed to Executive pursuant to such employment agreement. Any such termination of Executive's employment contemplated under this Section 3(a) shall be without prejudice to any and all retirement benefits of Executive vested as of the Termination Date under all retirement plans of the Company, and the Company shall honor and pay all such vested benefits in accordance with the terms of such retirement plans.

            (b) If Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3(a), Executive shall be entitled to the following:

                  (i) the Company shall pay Executive all Accrued Compensation and a Pro Rata Bonus;

                  (ii) the Company shall pay Executive as severance pay in a single payment an amount in cash equal to the product of two multiplied by the sum of (A) the Base Amount plus (B) the Bonus Amount;

                  (iii) for a number of months equal to 24 (the "CONTINUATION
            PERIOD"), the Company shall at its expense continue on behalf of Executive and Executive's dependents and beneficiaries the medical, dental and hospitalization benefits provided (A) to Executive at any time during the 90-day period prior to the Change of Control or at any time thereafter or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The


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           coverage and benefits (including deductibles and costs) provided in this Section 3(b)(iii) during the Continuation Period shall be no less favorable to Executive and Executive's dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to Executive than the coverages and benefits required to be provided hereunder. This Section 3(b)(iii) shall not be interpreted so as to limit any benefits to which Executive, Executive's dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                  (iv) all theretofore unvested stock options, restricted
            options, restricted stock and other awards issued to Executive pursuant to the Company's share option plan and any and all other stock option or incentive plans shall immediately vest;

                  (v) all theretofore unvested employer contributions in
            Executive's account pursuant to the Company's plan maintained under
            Section 401(k) of the Code shall immediately vest, or the Company shall pay to Executive in cash the financial equivalent thereof on an after-tax basis; and

                  (vi) the Company shall honor and pay any and all retirement benefits of Executive vested as of the Termination Date under all retirement plans of the Company in accordance with the terms of such retirement plans.

            (c) The amounts provided for in Sections 3(a) and 3(b)(i) and (ii) shall be paid in a single lump sum cash payment within five (5) days after Executive's Termination Date (or earlier, if required by applicable law).

            (d) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment except as provided in Section 3(b)(iii).

            (e) The severance pay and benefits provided for in this Section 3 shall be reduced by the amount of any other severance or termination pay to which Executive may be entitled under any agreement with the Company or any of its affiliates.

            (f) Executive's entitlement to any other compensation or benefits or any indemnification shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices or any indemnification agreement then in effect.


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      4. NOTICE OF TERMINATION. Following a Change of Control, any purported termination of Executive's employment by the Company shall be communicated by Notice of Termination to Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

      5. EXCISE TAX GROSS-UP.

            (a) Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined (pursuant to Section 5(b) below) or finally determined (as defined in Section 5(c)(iii) below) that any payment, distribution, transfer, benefit or other event with respect to the Company or its predecessors, successors, direct or indirect subsidiaries or affiliates (or any predecessor, successor or affiliate of any of them, and including any benefit plan of any of them), to or for the benefit of Executive or Executive's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
      Section 5) (each a "PAYMENT" and collectively the "PAYMENTS") is or was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), and any successor provision or any comparable provision of state or local income tax law (collectively, "SECTION 4999"), or any interest, penalty or addition to tax is or was incurred by Executive with respect to such excise tax (such excise tax, together with any such interest, penalty or addition to tax, hereinafter collectively referred to as the "EXCISE TAX"), then, within 10 days after such determination or final determination, as the case may be, the Company shall pay to Executive an additional cash payment (hereinafter referred to as the "GROSS-UP PAYMENT") in an amount such that after payment by Executive of all taxes, interest, penalties and additions to tax imposed with respect to the Gross-Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments. This provision is intended to put Executive in the same position as Executive would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

            (b) Except as provided in Section 5(c) below, the determination that a Payment is subject to an Excise Tax shall be made in writing by a certified public accounting firm selected by Executive ("EXECUTIVE'S ACCOUNTANT"). Such determination shall include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations (the written determination of Executive's Accountant, hereinafter, the "EXECUTIVE'S DETERMINATION"). Executive's Determination shall be reviewed on behalf of the Company by a certified public accounting firm selected by the Company (the "COMPANY'S ACCOUNTANT"). The Company shall notify Executive within 10 business days after receipt of Executive's Determination of any disagreement or dispute therewith, and failure to so notify within that period shall be considered an agreement by the Company with Executive's Determination, and any agreement by the Company with Executive's Determination shall obligate the Company to make payment as provided in Section 5(a) above within 10 days from the expiration of such 10 business-day period. In the event of an objection by the Company to Executive's Determination, any


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      amount not in dispute shall be paid within 10 days following the 10 business-day period referred to herein, and with respect to the amount in dispute Executive's Accountant and the Company's Accountant shall jointly select a third nationally recognized certified public accounting firm to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon Executive and the Company. In such a case, the third accounting firm's findings shall be deemed the binding determination with respect to the amount in dispute, obligating the Company to make any payment as a result thereof within 10 days following the receipt of such third accounting firm's determination. All fees and expenses of each of the accounting firms referred to in this Section 5 shall be borne solely by the Company.

            (c) (i) Executive shall notify the Company in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "TAXING AUTHORITY") that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after Executive receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that failure by Executive to give such notice within such 30-day period shall not result in a waiver or forfeiture of any of Executive's rights under this Section 5 except to the extent of actual damages suffered by the Company as a result of such failure. Executive shall not pay such claim prior to the expiration of the 15-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such 15-day period that it desires to contest such claim (and demonstrates to the reasonable satisfaction of Executive its ability to make the payments to Executive that may ultimately be required under this section before assuming responsibility for the claim), Executive shall:

                        (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                        (B) take such action in connection with contesting such
                  claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to Executive;

                        (C) cooperate with the Company in good faith in order
                  effectively to contest such claim; and

                        (D) permit the Company to participate in any proceedings
                  relating to such claim; provided, however, that the Company shall bear and pay directly all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold harmless Executive, on an after-tax basis, for all


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                  taxes (including, without limitation, income and excise
                  taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification. Without limitation on the foregoing provisions of this Section 5, and to the extent its actions do not unreasonably interfere with or prejudice Executive's disputes with the Taxing Authority as to other issues, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Taxing Authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance an amount equal to such payment to Executive, on an interest-free basis, and shall indemnify and hold harmless Executive, on an after-tax basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and, provided, further, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to Executive and the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue.

                  (ii) If, after receipt by Executive of an amount advanced by the Company pursuant to Section 5(c)(i), Executive receives any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 5) promptly pay to the Company an amount equal to such refund (together with any interest paid or credited thereon after taxes applicable thereto), net of any taxes (including without limitation any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Executive in connection with such advance, after giving effect to such repayment. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 5(c)(i), it is finally determined that Executive is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross-Up Payment and shall offset, to the extent thereof, the amount of any Gross-Up Payment otherwise required to be paid.


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
                  (iii) For purposes of this Section 5, whether the Excise Tax is applicable to a Payment shall be deemed to be "finally determined" upon the earliest of: (A) the expiration of the 15-day period referred to in Section 5(c)(i) above if the Company has not notified Executive that it intends to contest the underlying claim,
            (B) the expiration of any period following which no right of appeal exists, (C) the date upon which a closing agreement or similar agreement with respect to the claim is executed by Executive and the Taxing Authority (which agreement may be executed only in compliance with this Section 5), (D) the receipt by Executive of notice from the Company that it no longer seeks to pursue a contest (which notice shall be deemed received if the Company does not, within 15 days following receipt of a written inquiry from Executive, affirmatively indicate in writing to Executive that the Company intends to continue to pursue such contest).

            (d) As a result of uncertainty in the application of Section 4999 that may exist at the time of any determination that a Gross-Up Payment is due, it may be possible that in making the calculations required to be made hereunder, the parties or their accountants shall determine that a Gross-Up Payment need not be made (or shall make no determination with respect to a Gross-Up Payment) that properly should be made ("UNDERPAYMENT"), or that a Gross-Up Payment not properly needed to be made should be made ("OVERPAYMENT"). The determination of any Underpayment shall be made using the procedures set forth in Section 5(b) above and shall be paid to Executive as an additional Gross-Up Payment. The Company shall be entitled to use procedures similar to those available to Executive in Section 5(b) to determine the amount of any Overpayment (provided that the Company shall bear all costs of the accountants as provided in Section 5(b)). In the event of a determination that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to Executive with interest at the applicable Federal rate provided for in Section 1274(d) of the Code; provided, however, that the amount to be repaid by Executive to the Company shall be subject to reduction to the extent necessary to put Executive in the same after-tax position as if such Overpayment were never made.

      6. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representative.

      7. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by Executive as they become due as a result of (a) Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with a dispute hereunder) and (b) Executive's hearing before the Board as contemplated in
Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clause (a) (other than as a result of Executive's termination of employment under circumstances described in
Section 2.5(d)) occurred on or after a Change of Control.

      8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, by overnight courier or by facsimile, addressed to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      9. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which Executive may qualify, nor shall anything herein limit or reduce such rights as Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      10. NO GUARANTEED EMPLOYMENT. Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is "at will" and may be terminated by either Executive or the Company at any time.

      11. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right that the Company may have against Executive or others.

      12. MUTUAL NON-DISPARAGEMENT. The Company, its affiliates and subsidiaries agree and the Company shall use its best efforts to cause their respective executive officers and directors to agree, that they will not make or publish any statement critical of Executive, or in any way adversely affecting or otherwise maligning Executive's reputation. Executive agrees that Executive will not make or publish any statement critical of the Company, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business or reputation of any member of the Company, its affiliates and subsidiaries and their respective officers, directors and employees.

      13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Agreement.

      14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Orange County in the State of California.

      15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      16. ENTIRE AGREEMENT; CONSTRUCTION. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. Neither party hereto nor its respective counsel shall be deemed the drafter of this Agreement, and this Agreement shall be construed in accordance with its fair meaning and not strictly for or against either party.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.


                                   THE COMPANY

                                   PACIFIC GULF PROPERTIES INC.


                                   By:
                                      ----------------------------------
                                               Glenn L. Carpenter
                                             Chief Executive Officer


                                   EXECUTIVE

                                   -------------------------------------


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